(j)(1)

CONSENT OF COUNSEL

We hereby consent to the use of our name and the references to our firm under the caption "Legal Counsel" included in or made a part of Post-Effective Amendment No. 45 to the Registration Statement of Voya Variable Insurance Trust (File No. 333-83071), on Form N-1A under the Securities Act of 1933, as amended.

/s/ Ropes & Gray LLP

Ropes & Gray LLP

Boston, MA

April 27, 2021

(j)(1) Consent of Counsel - Voya Variable Insurance Trust (April 2021).DOCX 95501242_2